Exhibit 4


                             AUTHORIZING RESOLUTIONS




                Relating to the $150,000,000 Principal Amount of
                         8.25% Senior Subordinated Notes
                                    due 2011

                                       of

                                   Toll Corp.

                    Guaranteed on a Senior Subordinated Basis

                                       by

                               Toll Brothers, Inc.




                         ------------------------------




                       Approved by the Board of Directors

                                  of Toll Corp.

                          and the Shelf Terms Committee

                             of Toll Brothers, Inc.



                         ------------------------------


                             As of November 27, 2001

                  Joint Action by Unanimous Consent in Writing
                          of the Board of Directors of
                                   Toll Corp.
                                   and of the
                  Shelf Terms Committee of Toll Brothers, Inc.

                             As of November 27, 2001

         The undersigned, constituting all of the Directors of Toll Corp., a Delaware corporation, and all of the members of the Shelf Terms Committee of Toll Brothers, Inc., a Delaware corporation, by joint consent in writing (which consent may be executed in counterparts) pursuant to the authority contained in the General Corporation Law of Delaware, as amended, without the formality of convening a meeting, do hereby consent to the authorization, adoption and approval of the Authorizing Resolutions attached hereto as Exhibit A and incorporated herein.


                                   TOLL CORP.
                               BOARD OF DIRECTORS
/s/  Robert I. Toll                                  /s/  Zvi Barzilay
---------------------                                --------------------
   Robert I. Toll                                       Zvi Barzilay

                              /s/  Joel H. Rassman
                              ---------------------
                                 Joel H. Rassman


                               TOLL BROTHERS, INC.
                              SHELF TERMS COMMITTEE


/s/ Robert I. Toll                                   /s/ Bruce E. Toll
---------------------                                --------------------
  Robert I. Toll                                        Bruce E. Toll


                              /s/ Carl B. Marbach
                              ---------------------
                                 Carl B. Marbach

                                    EXHIBIT A
                                    ---------


                          Joint Resolutions Adopted by
                             the Board of Directors
                                       of
                                   Toll Corp.
                                     and by
                            the Shelf Terms Committee
                                       of
                               Toll Brothers, Inc.
                             As of November 27, 2001
                  Relating to $150,000,000 Principal Amount of
                         8.25% Senior Subordinated Notes
                           of Toll Corp. due 2011 and
        Guaranteed on a Senior Subordinated Basis by Toll Brothers, Inc.


         WHEREAS, Toll Brothers, Inc. (the "Guarantor") and Toll Corp. (the "Company") previously filed a Registration Statement on Form S-3 (File Nos. 333-91773, 333-91773-01, 333-91773-02 and 333-91773-03) with the Securities and
Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the "shelf registration" of the Guarantor's common stock, preferred stock, warrants and guarantees and the debt securities of the Company, First Huntingdon Finance Corp. and Toll Finance Corp., as applicable, for a proposed public offering or offerings in the aggregate amount up to $500,000,000 (the "Shelf Registration Statement");

         WHEREAS, the Shelf Registration Statement was declared effective by the Commission on April 6, 2000; and

         WHEREAS, the Company and the Guarantor desire to sell $150,000,000 principal amount of a new series of 8.25% Senior Subordinated Notes due 2011 of the Company, guaranteed on a senior subordinated basis by the Guarantor (the "Securities"), which series may be reopened for issuances of an unlimited amount of additional Securities of such series, pursuant to the Shelf Registration Statement and any subsequent registration statement.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company (the "Toll Board") and the Shelf Terms Committee of the Board of Directors of the Guarantor (the "Shelf Committee") hereby approve the establishment and the issuance of the Securities to be issued as a series pursuant to an indenture (the "Base Indenture") among the Company, as the issuer, the Guarantor, as the guarantor, and Bank One Trust Company, NA, a national banking association, as trustee (the "Trustee"), executed in the form included as Exhibit 4.1 to the Shelf Registration Statement, as the same is supplemented by these resolutions.

         FURTHER RESOLVED, that the Toll Board and the Shelf Committee hereby approve, ratify and confirm the appointment of Bank One Trust Company, NA, as trustee under the Indenture (as defined below) relating to the Securities.

         FURTHER RESOLVED, that the Toll Board and the Shelf Committee hereby approve the following terms and provisions which shall supplement or amend, as the case may be, the terms and provisions of the Base Indenture (said supplemented terms and provisions and the Base Indenture are hereinafter collectively referred to as the "Indenture" and each reference herein to the "Indenture" is a reference to the Base Indenture as the same is supplemented or amended, as the case may be, by the terms and provisions of these joint resolutions):

         Paragraph 1. The title of the Securities shall be "8.25% Senior Subordinated Notes due 2011."

         Paragraph 2. The aggregate principal amount at maturity of the Securities which may be authenticated and delivered under the Indenture shall be $150,000,000 (except for any Securities authenticated and delivered upon registration of the transfer of, or in exchange for, or in lieu of other Securities pursuant to the terms of the Indenture); provided, however, that this series of Securities may be reopened for issuances of an unlimited amount of additional Securities of such series. The Securities will be issued only in registered form in denominations of $1,000 and integral multiples thereof.

         Paragraph 3. The principal amount of the Securities is due and payable in full on December 1, 2011, subject to earlier redemption as referred to in the Indenture.

         Paragraph 4. The Securities shall bear interest at the rate of 8.25% per annum (computed on the basis of a 360-day year of twelve 30-day months), from November 30, 2001 to maturity or early redemption; and interest will be payable semi-annually on December 1 and June 1 in each year, commencing June 1, 2002, to the persons in whose name such Securities are registered at the close of business on November 15 or May 15, as the case may be, preceding such interest payment date.

         Paragraph 5. The Securities are redeemable, in whole or in part from time to time on or after December 1, 2006 and prior to maturity, at the option of the Company upon not less than 30 nor more than 60 days' notice mailed by first-class mail to each Holder of record at such Holder's last address as it appears on the registration books of the Registrar. Redemption of the Securities made at the election of the Company shall be made at the following respective redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning December 1 of the years indicated:

                      Year                           Percentage
                      -----------------------------------------
                      2006                            104.125%
                      2007                            102.750%
                      2008                            101.375%
                      2009 and thereafter             100.000%

         In addition, at any time, or from time to time, prior to December 1, 2004, the Company may at its option, use all or a portion of the net proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Securities (including any Additional Securities (as defined below)) at a redemption price equal to 108.25% of the aggregate principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided that at least 65% of the Securities (including any Additional Securities) remains outstanding immediately after giving effect to any such redemption; provided, further, that notice of any such redemption is mailed within 60 days after the closing date of the applicable Equity Offering and in any event not less than 30 nor more than 60 days prior to the applicable redemption date, all in accordance with the requirements of the Indenture.

         As used in this Paragraph 5, the following terms shall have the respective meanings set forth below:

         "Equity Offering" means an underwritten public offering of common stock of the Guarantor pursuant to a registration statement filed with the Commission in accordance with the Act.

         "Additional Securities," if any, means Securities issued under the Indenture after November 30, 2001.

         Paragraph 6. Principal of and interest on the Securities shall be payable in accordance with Section 4.01 of the Indenture.

         Paragraph 7. The Securities shall not be convertible into the Company's or the Guarantor's common stock.

         Paragraph 8. The payment of the principal of, premium, if any, and interest on the Securities is subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all senior indebtedness of the Company (referred to in the Indenture as "Senior Indebtedness of the Company" and as further defined herein) whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The term "Senior Indebtedness of the Company" as used in the Indenture shall mean the principal of, and premium, if any, and interest on, any indebtedness, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Company (a) under the Revolving Credit Agreement (as defined in the Indenture), (b) for money borrowed from others (including, for this purpose, all obligations incurred under capitalized leases or purchase money mortgages or under letters of credit or similar commitments), and (c) in connection with the acquisition by it of any other business, property or entity and, in each case, all renewals, extensions and refundings thereof, unless the terms of the instrument creating or evidencing such indebtedness expressly provide that such indebtedness is not superior in right of payment to the payment of the principal of, and premium, if any, and interest on, the Securities. Senior Indebtedness of the Company, as such term is used in the Indenture, shall not include (a) indebtedness or amounts owed for compensation to employees, for goods or materials purchased in the ordinary course of business, or for services, (b) indebtedness of the Company to the Guarantor or any Subsidiary (as defined in the Indenture) for money borrowed or advances from such entities, (c) the Company's 8 3/4% Senior Subordinated Notes due 2006 (which shall rank pari passu in right of payment with the Securities),
(d) the Company's 7 3/4% Senior Subordinated Notes due 2007 (which shall rank pari passu in right of payment with the Securities), (e) the Company's 8 1/8% Senior Subordinated Notes due 2009 (which shall rank pari passu in right of payment with the Securities), (f) the Company's 8% Senior Subordinated Notes due 2009 (which shall rank pari passu in right of payment with the Securities), (g) the Company's 8 1/4% Senior Subordinated Notes due 2011 (which shall rank pari passu in right of payment with the Securities) and (h) the Securities. For purposes hereof, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, has been capitalized.

         Paragraph 9. The payment of the principal of, premium, if any, and interest on the Securities pursuant to the Guarantee (as such term is defined in the Indenture) will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all senior indebtedness of the Guarantor (referred to in the Indenture as "Senior Indebtedness of the Guarantor" and as further defined herein), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The term "Senior Indebtedness of the Guarantor" as used in the Indenture shall mean the principal of, and premium, if any, and interest on, any indebtedness, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Guarantor (a) under the Revolving Credit Agreement, (b) for money borrowed from others (including, for this purpose, all obligations incurred under capitalized leases or purchase money mortgages or under letters of credit or similar commitments) and (c) in connection with the acquisition by it of any other business, property or entity, and, in each case, all renewals, extensions and refundings thereof, unless the terms of the instrument creating or evidencing such indebtedness expressly provide that such indebtedness is not superior in right of payment to the payment of the Securities pursuant to the Guarantee. Senior Indebtedness of the Guarantor, as such term is used in the Indenture, shall not include (a) the Guarantee, (b) indebtedness of the Guarantor to any Subsidiary for money borrowed or advances from such Subsidiary, (c) the Guarantor's guarantee of the Company's 8 3/4% Senior Subordinated Notes due 2006 (which shall rank pari passu in right of payment with the Guarantee), (d) the Guarantor's guarantee of the Company's 7 3/4% Senior Subordinated Notes due 2007 (which shall rank pari passu in right of payment with the Guarantee), (e) the Guarantor's guarantee of the Company's 8 1/8% Senior Subordinated Notes due 2009 (which shall rank pari passu in right of payment with the Guarantee), (f) the Guarantor's guarantee of the Company's 8% Senior Subordinated Notes due 2009 (which shall rank pari passu in right of payment with the Guarantee) and (g) the Guarantor's guarantee of the Company's 8 1/4% Senior Subordinated Notes due 2011 (which shall rank pari passu in right of payment with the Guarantee) . For purposes hereof, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, has been capitalized.

         Paragraph 10. As used in the Indenture, the following terms shall have the respective meanings set forth below:

         "Consolidated Adjusted Net Worth" of the Guarantor means the Consolidated Net Worth of the Guarantor less the stockholders' equity of each of the Unrestricted Subsidiaries, as determined in accordance with generally accepted accounting principles.

         "Consolidated Fixed Charge Ratio" of the Guarantor means the ratio of
(i) the aggregate amount of Consolidated Net Income Available for Fixed Charges of such Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Ratio (the "Transaction Date") to (ii) the aggregate Consolidated Interest Expense of such Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date.

         "Consolidated Income Tax Expense" of the Guarantor means, for any period for which the determination thereof is to be made, the aggregate of the income tax expense of the Guarantor and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" of the Guarantor means, for any period for which the determination thereof is to be made, the Interest Expense of the Guarantor and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Net Adjusted Income" of the Guarantor means, for any period for which the determination thereof is to be made taken as one accounting period, the aggregate Consolidated Net Income of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, adjusted by excluding (to the extent not otherwise excluded in calculating Consolidated Net Income) any net extraordinary gain or any net extraordinary loss, as the case may be, during such period.

         "Consolidated Net Income" for any period means the aggregate of the Net Income of the Guarantor and its consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that (i) the Net Income of any person in which the Guarantor or any consolidated Subsidiary has a joint interest with a third party or which is organized outside of the United States shall be included only to the extent of the lesser of (A) the amount of dividends or distributions paid to the Guarantor or a consolidated Subsidiary or (B) the Guarantor's direct or indirect proportionate interest in the Net Income of such Person, provided that, so long as the Guarantor or a consolidated Subsidiary has an unqualified legal right to require the payment of a dividend or distribution, Net Income shall be determined solely pursuant to clause (B); (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iii) the Net Income of any Unrestricted Subsidiary shall be included only to the extent that the amount of dividends or distributions (the fair value of which, if other than in cash, to be determined by the Board of Directors, in good faith) by such Unrestricted Subsidiary is received by the Guarantor or any of its consolidated Restricted Subsidiaries.

         "Consolidated Net Income Available for Fixed Charges" means, for any period for which the determination thereof is to be made, the sum of the amounts for such period of (i) Consolidated Net Adjusted Income, (ii) Consolidated Interest Expense (excluding capitalized interest) and (iii) Consolidated Income Tax Expense, all as determined on a consolidated basis for the Guarantor and its Subsidiaries in conformity with generally accepted accounting principles.

         "Designated Senior Debt of the Company" means any single issue of Indebtedness of the Company constituting Senior Indebtedness of the Company which at the time of determination has an aggregate principal amount outstanding of at least $25,000,000 and is specifically designated in the instrument or instruments creating, governing or evidencing such Senior Indebtedness of the Company as "Designated Senior Debt of Toll Corp." (it being understood that the Company's guarantee of the Revolving Credit Agreement shall be considered a single issue of Indebtedness of the Company for purposes of this definition).

         "Designated Senior Debt of the Guarantor" means any single issue of Indebtedness of the Guarantor constituting Senior Indebtedness of the Guarantor which at the time of determination has an aggregate principal amount outstanding of at least $25,000,000 and is specifically designated in the instrument or instruments creating, governing or evidencing such Senior Indebtedness of the Guarantor as "Designated Senior Debt of Toll Brothers, Inc." (it being understood that the Guarantor's guarantee of the Revolving Credit Agreement shall be considered a single issue of Indebtedness of the Guarantor for purposes of this definition).

         "Excluded Debt" means any Indebtedness of the Guarantor and any Indebtedness or preferred stock of the Company, whether outstanding on the date of the Indenture or thereafter created, which is (i) subordinated in right of payment to the Securities or the Guarantee (upon liquidation or otherwise) and
(ii) matures after, and is not redeemable, mandatorily or at the option of the holder thereof prior to the date of maturity of the Securities.

         "Indebtedness," for the purpose of the covenants described in Sections
4.07 and 4.08, and certain definitions, means without duplication (i) any liability of any Person (a) for borrowed money or evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or current liability arising in the ordinary course of business) to the extent it would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with generally accepted accounting principles, or (b) for the payment of money relating to a capitalized lease obligation; (ii) any liability of any Person under any obligation incurred under letters of credit; and (iii) any liability of others described in clause (i) or (ii) with respect to which such Person has made a guarantee or similar arrangement, directly or indirectly (to the extent of such guarantee or arrangement).

         "Interest Expense" of any Person means, for any period for which the determination thereof is to be made, the sum of the aggregate amount of (i) interest in respect of indebtedness (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing), (ii) all but the principal component of rentals in respect of capitalized lease obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period and (iii) capitalized interest, all as determined in accordance with generally accepted accounting principles, minus
(iv) interest expense attributable to such Person's directly or indirectly majority-owned mortgage finance Affiliates.

         "Net Income" of any Person means the net income (loss) of such Person, determined in accordance with generally accepted accounting principles; excluding, however, from the determination of Net Income all gain (to the extent that it exceeds all losses) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale leaseback transactions) of any real property or equipment of such Person, which is not sold or otherwise disposed of in the ordinary course of business, or of any capital stock of such Person or its subsidiaries owned by such Person.

         "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

         "Unrestricted Subsidiary" means (a) any Subsidiary which, in accordance with the provisions of the Indenture, has been designated in a Board Resolution of the Guarantor as an Unrestricted Subsidiary, in each case unless and until such Subsidiary shall, in accordance with the provisions of the Indenture, be designated by Board Resolution as a Restricted Subsidiary; and (b) any Subsidiary a majority of the voting stock of which shall at the time be owned directly or indirectly by one or more Unrestricted Subsidiaries.

         "Unrestricted Subsidiary Investment" means any loan, advance, capital contribution or transfer (including by way of guarantee or other similar arrangement) in or to any Unrestricted Subsidiary. For the purposes of the covenant described in Section 4.04, (i) "Unrestricted Subsidiary Investment" shall include the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and (ii) any property transferred to an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Guarantor in good faith. "Unrestricted Subsidiary Investment" does not include the fair market value of the net assets of an Unrestricted Subsidiary that is designated as a Restricted Subsidiary (as determined by the Board of Directors of the Guarantor in good faith), provided that such designation is then permitted pursuant to the terms of the Indenture.

         Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture.

         Paragraph 11. The Securities shall be entitled to the benefit of each of the covenants in Article 4 of the Base Indenture and each of the following additional covenants (each of which shall be deemed to be a provision of the Indenture and, when referred to as a provision of the Indenture, shall be identified by reference to the Section number which is set forth immediately preceding such covenant):

         Section 4.04. Limitation on Restricted Payments. The Guarantor may not declare or pay any dividend or make any distribution or payment on its Capital Stock or to its stockholders, as stockholders (other than dividends or distributions payable in its Capital Stock), or purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to purchase or otherwise acquire for value, any Capital Stock of the Guarantor (collectively, "Restricted Payments"), or make or permit any Restricted Subsidiary to make (I) any loan, advance, capital contribution or transfer other than for fair market value (as determined by a majority of the disinterested members of the Board of Directors of the Guarantor or the relevant Restricted Subsidiary, which shall be evidenced by a written resolution of such Board of Directors) in or to any Affiliate (which term does not include joint ventures (whether in corporate, partnership or other form) with an unaffiliated party or parties) other than a Restricted Subsidiary or the Guarantor or (II) any Unrestricted Subsidiary Investment (collectively, "Restricted Investments"), if, at the time of such Restricted Payment or Restricted Investment, or after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the sum of (x) the aggregate amount expended for such Restricted Payments (the amount expended for such purposes, if other than in cash, to be determined by the Board of Directors of the Guarantor, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee) subsequent to October 31, 1991, and (y) the amount by which the aggregate book value of all property (net of any previous write-downs or reserves in respect of such property) subject to Non-Recourse Indebtedness which has been accelerated or is in default is in excess of such Non-Recourse Indebtedness and (z) the aggregate amount of Restricted Investments then outstanding, shall exceed the sum of (a) 50% of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Guarantor accrued on a cumulative basis subsequent to October 31, 1991, and (b) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors of the Guarantor, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee), received by the Guarantor from the issue or sale after October 31, 1991 of Capital Stock of the Guarantor, including capital stock of the Guarantor issued upon the conversion of indebtedness of the Guarantor, other than Capital Stock that is redeemable at the option of the holder or is mandatorily redeemable and (c) $20,000,000, or
(iii) the Guarantor would be unable to incur an additional $1.00 of Indebtedness (other than Excluded Debt) pursuant to Section 4.07; provided, however, that the foregoing shall not prevent (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration the making of such payment would have complied with the provisions of this limitation on dividends, or (B) the retirement of any shares of the Guarantor's Capital Stock by exchange for, or out of proceeds of the substantially concurrent sale of, other shares of its Capital Stock (other than Capital Stock that is redeemable at the option of the holder or is mandatorily redeemable), or (C) the payment or advance of cash compensation or any compensation pursuant to or in connection with any employee benefit plan of the Guarantor and the Subsidiaries paid or payable to any Person in his or her capacity as an employee, officer or director, and neither such retirement nor the proceeds of any such sale or exchange nor the payment or advance of any such compensation shall be included in any computation made under clause (ii) of this Section 4.04.

         Section 4.05. Limitation on Restrictions on Payment of Dividends by Subsidiaries. The Guarantor will not, and will not permit any Subsidiary to, enter into any agreement or amendment of any existing agreement if such agreement or amendment would restrict the payment of dividends or the making of other distributions on any Subsidiary's Capital Stock, provided that a Subsidiary may enter into such an agreement or amendment if, immediately prior thereto, either (i) (A) the Consolidated Net Worth of the Guarantor (excluding the Consolidated Net Worth of such Subsidiary and any other Subsidiaries which have such agreements) is at least $50,000,000 and (B) the Consolidated Net Worth of such Subsidiary and any other Subsidiaries which have such agreements does not account for more than 20% of the Consolidated Net Worth of the Guarantor (including such Subsidiary and any other Subsidiaries which have such agreements) or (ii) the Consolidated Net Worth of the Guarantor (excluding the Consolidated Net Worth of such Subsidiary and any other Subsidiaries which have such agreements) is at least $70,000,000.

         Section 4.06. Maintenance of Consolidated Net Worth. If the Consolidated Net Worth of the Guarantor and its Subsidiaries at the end of any two consecutive fiscal quarters is less than $55,000,000, then the Guarantor shall cause the Company to offer to repurchase (the "Offer") on the last day of the fiscal quarter next following such second fiscal quarter, or, if such second fiscal quarter ends on the last day of the Guarantor's fiscal year, 120 days following the last day of such second fiscal quarter (the "Purchase Date") $7,500,000 aggregate principal amount of Securities (or such lesser amount as may be outstanding at the time, such amount being referred to as the "Offer Amount") at a purchase price equal to their principal amount plus accrued and unpaid interest to the Purchase Date. The Company may credit against its obligation to offer to repurchase Securities on a Purchase Date the principal amount of (i) Securities acquired by the Company and surrendered for cancellation otherwise than pursuant to an Offer and (ii) Securities redeemed or called for redemption, in each case at least 60 days before the Purchase Date. In no event shall the failure to meet the minimum Consolidated Net Worth stated above at the end of any fiscal quarter be counted toward the making of more than one Offer.

         The Company shall provide the Trustee with notice of the Offer at least 60 days before any such Purchase Date and at least 10 days before the notice of any Offer is mailed to Holders. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this Section 4.06.

         Notice of an Offer shall be mailed by the Trustee not less than 30 days nor more than 60 days prior to the Purchase Date to each Holder of the Securities at its last registered address. The Offer shall remain open from the time of mailing until 5 days before the Purchase Date. The notice shall be accompanied by a copy of the information regarding the Guarantor required to be contained in a Quarterly Report on Form 10-Q for the second fiscal quarter referred to above if such second fiscal quarter is one of the Guarantor's first three fiscal quarters. If such second fiscal quarter is the Guarantor's last fiscal quarter, a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year ending with such second fiscal quarter shall either accompany the notice or be mailed to Holders not less than 15 days before the Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer. The notice, which shall govern the terms of the Offer, shall state:

                  (1) that the Offer is being made pursuant to this Section
                  4.06;

                  (2) the Offer Amount, the purchase price and the Purchase
                  Date;

                  (3) that any Security not tendered or accepted for payment will continue to accrue interest;

                  (4) that any Security accepted for payment pursuant to the Offer shall cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Security purchased pursuant to an Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice at least 5 days before the Purchase Date;

                  (6) that Holders will be entitled to withdraw their elections if the Paying Agent receives, not later than three days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

                  (7) that if Securities in a principal amount in excess of the Offer Amount are tendered pursuant to the Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

                  (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         Before a Purchase Date the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer on the Purchase Date. For purposes of this Section 4.06, the Trustee shall act as the Paying Agent.

         Section 4.07. Limitation on Additional Indebtedness. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur, issue, assume, guarantee or in any other manner become liable, contingently or otherwise, with respect to any Indebtedness (or, with respect to Restricted Subsidiaries only, any preferred stock) (whether in liquidation or otherwise) other than Excluded Debt, unless, after giving effect thereto, either
(A) the Consolidated Fixed Charge Ratio of the Guarantor exceeds 1.5:1 or (B) the ratio of Indebtedness (and, if applicable, Restricted Subsidiary preferred stock) of such Persons (excluding, for purposes of this calculation, purchase money mortgages that are Non-Recourse Indebtedness, obligations incurred under letters of credit, escrow agreements and surety bonds in the ordinary course of business, Indebtedness of the Guarantor's directly or indirectly majority-owned mortgage finance Affiliates and Excluded Debt) to Consolidated Adjusted Net Worth of the Guarantor is less than 4.5:1. Notwithstanding the foregoing, the Guarantor and its Restricted Subsidiaries may incur, issue, assume, guarantee or otherwise become liable with respect to: (i) purchase money mortgages that are Non-Recourse Indebtedness, (ii) obligations incurred under letters of credit, escrow agreements and surety bonds in the ordinary course of business, (iii) Indebtedness of the Guarantor's directly or indirectly majority-owned mortgage finance Affiliates and (iv) Indebtedness solely for the purpose of refinancing or repaying any existing Indebtedness or Restricted Subsidiary preferred stock so long as after giving effect to such refinancing or repayment, the sum of total consolidated Indebtedness of the Guarantor and its Restricted Subsidiaries and the aggregate liquidation preference of Restricted Subsidiary preferred stock is not increased (provided that for purposes of this subsection 4.07(iv), application of the proceeds from the sale of assets of the Guarantor or its Restricted Subsidiaries in the ordinary course of business to reduce Indebtedness or Restricted Subsidiary preferred stock and the subsequent reborrowing to purchase assets in the ordinary course of business shall be deemed to be a refinancing).

         Section 4.08. Restrictions on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries.

         (a) The Guarantor will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless the Guarantor and its Restricted Subsidiaries would thereafter be permitted to (i) incur at least $1.00 of Indebtedness (other than Excluded Debt) pursuant to Section 4.07 and (ii) make a Restricted Payment or Restricted Investment of at least $1.00 pursuant to
Section 4.04.

         (b) The Guarantor will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless such Subsidiary has outstanding no Indebtedness except such Indebtedness as the Guarantor could permit it to become liable for immediately after becoming a Restricted Subsidiary under the provisions of Section 4.07.

         (c) Promptly after the adoption of any Board Resolution designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, a copy thereof shall be filed with the Trustee, together with a Officers' Certificate stating that the provisions of this Section have been complied with in connection with such designation.

         (d) The Guarantor will not designate the Company as an Unrestricted Subsidiary.

         (e) At the date of this Indenture all of the Subsidiaries are, and shall be permitted to be, Restricted Subsidiaries.

         Section 4.09. When the Company and the Guarantor May Merge, Etc. Neither the Company nor the Guarantor shall consolidate with or merge into, or transfer all or substantially all of its assets to, any other Person unless (i) such other Person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of the Company or the Guarantor under the Indenture and either the Securities issued thereunder, or the Guarantee, as the case may be; (ii) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; (iii) the Consolidated Net Worth of the obligor of the Securities immediately after such transaction is not less than the Consolidated Net Worth of the Company or the Guarantor, as applicable, immediately prior to such transaction and (iv) the surviving corporation would be able to incur at least an additional $1.00 of Indebtedness (other than Excluded Debt) under Section
4.07. Thereafter all such obligations of a predecessor corporation shall terminate.

         Paragraph 12. (a) For the period commencing on the date hereof and continuing until all of the indebtedness evidenced by the 8 3/4% Senior Subordinated Notes due 2006, the 7 3/4% Senior Subordinated Notes due 2007, the 8 1/8% Senior Subordinated Notes due 2009, the 8% Senior Subordinated Notes due 2009 and the 8 1/4% Senior Subordinated Notes due 2011 has been repaid, Section
8.01 of the Base Indenture shall be amended as follows:

         1. The references to "$5,000,000" in subsections 8.01(4) and 8.01(5) shall be changed to "$2,000,000" insofar as applicable to the Indenture relating to the Securities;

         2. The reference to "$10,000,000" in subsection 8.01(5) shall be changed to "$5,000,000" insofar as applicable to the Indenture relating to the Securities; and

         3. The text of subsection 8.01(6) shall be deleted in its entirety and "[Intentionally omitted.]" shall be inserted in lieu thereof.

         (b) Commencing as of the date that all of the indebtedness evidenced by the 8 3/4% Senior Subordinated Notes due 2006, the 7 3/4% Senior Subordinated Notes due 2007, the 8 1/8% Senior Subordinated Notes due 2009, the 8% Senior Subordinated Notes due 2009 and the 8 1/4% Senior Subordinated Notes due 2011 has been repaid and at all times thereafter, Section 8.01 of the Base Indenture shall be amended as follows:

         1. The references to "$5,000,000" in subsections 8.01(4) and 8.01(5) shall be changed to "$10,000,000" insofar as applicable to the Indenture relating to the Securities; and

         2. The text of subsection 8.01(6) shall be deleted in its entirety and "[Intentionally omitted.]" shall be inserted in lieu thereof.

         Paragraph 13. The Securities shall initially be represented by one or more global Securities (each a "Global Security") deposited with the Trustee on behalf of The Depositary Trust Company ("DTC") and registered in the name of Cede & Co. or in the name of such other nominee of DTC as is requested by an authorized representative of DTC. Unless and until a Global Security registered in the name of DTC or a nominee of DTC is exchanged in whole or in part for certificated Securities in definitive form, such Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. If DTC is at any time unwilling, unable or ineligible to continue as a depositary for the Securities and a successor depositary is not appointed by the Company within 90 days, the Company shall cause the Trustee to issue individual Securities in definitive form in exchange for each Global Security then registered in the name of DTC or a nominee of DTC. The Company shall be entitled at any time and in its sole discretion to determine not to have Global Securities and, in such event, shall cause the Trustee to issue individual Securities in definitive form in exchange for each Global Security then representing all such Securities. In either instance, an owner of a beneficial interest in a Global Security shall be entitled to physical delivery of Securities in definitive form equal in principal amount to such beneficial interest and to have such Securities registered in its name. Individual Securities so issued in definitive form shall be issued in denominations of $1,000 and any larger amount that is an integral multiple of $1,000 and shall be issued in registered form only, without coupons. In the event a beneficial owner of Securities represented by a Global Security requests to have such beneficially owned Securities (a "DTC Withdrawn Security") issued in definitive form in exchange for the beneficial interest in the Global Security representing the DTC Withdrawn Security, such owner shall be entitled to physical delivery of Securities in definitive form equal in principal amount to such DTC Withdrawn Security and to have such Securities registered in its name. Payments of principal of and interest on a Global Security registered in the name of DTC or a nominee of DTC shall be made by the Company through the Trustee to DTC or its nominee, as the case may be, as the registered owner of such Global Security. If a Global Security is issued in the name of a depositary other than DTC or such other depositary's nominee, the terms and provisions of this Paragraph 13 which are applicable to DTC and its nominee shall be applicable to, and each reference to DTC and its nominee shall be deemed to be a reference to such other depositary and its nominee, respectively, with respect to the Global Security registered in the name of such other depositary or its nominee.

         Paragraph 14. The definition of "Revolving Credit Agreement" contained in Section 1.01 of the Base Indenture shall be amended and restated as follows:

         ""Revolving Credit Agreement" means the Amended and Restated Credit Agreement dated as of May 18, 2001 by and among First Huntingdon Finance Corp., Toll Brothers, Inc., Bank One, NA (Administrative Agent), Bank of America, N.A. (Syndication Agent), Comerica Bank (Documentation Agent), Credit Lyonnais New York Branch (Documentation Agent), First Union National Bank (Documentation Agent), SunTrust Bank (Co-Agent) and the Lenders from time to time party thereto, as the same may amended from time to time."

         Paragraph 15. Except as otherwise indicated, each reference herein to a "Paragraph" shall refer to a Paragraph hereof, and each reference herein to a "Section" shall refer to a Section of the Indenture.

         FURTHER RESOLVED, that the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Vice President - Controller or Vice President
- Finance of the Company (each a "Company Designated Officer"), and the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Vice President - Controller or Vice President - Finance of the Guarantor (each a "Guarantor Designated Officer" and together with each Company Designated Officer, each a "Designated Officer"), acting alone or with any other officer, be and they hereby are, authorized and empowered, for and on behalf of the Company and the Issuer, respectively, to execute and deliver the Terms Agreement dated November 27, 2001 among the Company, the Guarantor, Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Comerica Securities, Inc., Credit Lyonnais Securities (USA) Inc., Goldman, Sachs & Co. and SunTrust Capital Markets, Inc. (the "Terms Agreement"), a copy of which is attached hereto as Attachment B, relating to the issuance and sale of the Securities.

         FURTHER RESOLVED, that any two of the Company Designated Officers be, and they hereby are, authorized and empowered, for and on behalf of the Company, to execute and deliver a Global Security in the form attached hereto as Attachment A, in the principal amount of $150,000,000 and payable to Cede & Co., with such changes thereto as such officers shall approve (the "Authorized Global Security"), their execution of the Authorized Global Security to be conclusive evidence of such approval;

         FURTHER RESOLVED, that any two of the Company Designated Officers be, and they hereby are, authorized and empowered, for and on behalf of the Company, to execute and deliver certificated Securities in definitive form, in substantially the same form as the Authorized Global Security, provided, however, that the legends appearing on the face of the Authorized Global Security shall not be included in such certificated Securities;

         FURTHER RESOLVED, that any two of the Guarantor Designated Officers be, and they hereby are, authorized and empowered, for and on behalf of the Guarantor, to execute and deliver the Guarantee of the Authorized Global Security in the form of the Guarantee included in Attachment A, with such changes thereto as such officers shall approve (the "Authorized Guarantee"), their execution of the Authorized Guarantee to be conclusive evidence of such approval;

         FURTHER RESOLVED, that any two of the Guarantor Designated Officers be, and they hereby are, authorized and empowered, for and on behalf of the Guarantor, to execute and deliver certificated Securities in definitive form, in substantially the same form as the Authorized Global Security, provided, however, that the legends appearing on the face of the Authorized Global Security shall not be included in such certificated Securities;

         FURTHER RESOLVED, that a Designated Officer, acting alone or with any other officer of the Company or the Guarantor, as the case may be, be and he hereby is authorized, empowered and directed with the advice of counsel, for and on behalf of the Company or the Guarantor, as the case may be, to prepare, execute and file any other documents, instruments, or certificates, to perform any acts and to do any and all other things on behalf of the Company or the Guarantor, as the case may be, that said officer shall deem appropriate in order to effectuate the foregoing resolutions and complete and consummate the offering of the Securities pursuant to the terms of the Terms Agreement and the Indenture, and to qualify the Securities for sale to the public in accordance with any law, rule or regulation of any federal or state governmental body.

                                  ATTACHMENT A

                                                            CUSIP No. 889479AJ0

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Toll Corp., or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein (terms not otherwise defined herein shall have the meanings given to them in the Indenture (as defined below)).

No. 1

                                   TOLL CORP.

promises to pay to Cede & Co.

or registered assigns

the principal sum of one hundred fifty million dollars ($150,000,000) on December 1, 2011

                     8.25% SENIOR SUBORDINATED NOTE DUE 2011

Interest Payment Dates:  December 1 and June 1
Record Dates:  November 15 and May 15

Authenticated:                             Dated: November 30, 2001

                                                    TOLL CORP.

                                           [Seal]

                                                    By:
                                                       -------------------------
                                                       Joel H. Rassman
                                                       Chief Financial Officer
Bank One Trust Company, NA,
as Trustee, certifies that this
is one of the Securities referred
to in the within mentioned Indenture.               By:
                                                       -------------------------
                                                       Joseph R. Sicree
                                                       Vice President
                                                       Chief Accounting Officer
By:
   --------------------
   Authorized Signatory

                              (REVERSE OF SECURITY)

                                   TOLL CORP.

                    8.25% SENIOR SUBORDINATED NOTES DUE 2011

         1.       Interest.

         Toll Corp. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on December 1 and June 1 of each year (the "Interest Payment Date"), commencing on June 1, 2002. Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 30, 2001, provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (the "Record Date") and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2.       Method of Payment.

         The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by wire transfer or by its check payable in such money. It may mail an interest check to a Holder's registered address.

         3.       Paying Agent and Registrar.

         Initially, Bank One Trust Company, NA, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar.

         4.       Indenture.

         The Company issued the Securities under an Indenture dated as of January 25, 2001, among the Company, Toll Brothers, Inc. (the "Guarantor") and the Trustee, as supplemented by the Authorizing Resolutions approved by the Company and the Guarantor as of November 28, 2001 (collectively, the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "Trust Indenture Act") as in effect on the date of the Indenture and as may be amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of them. Payment of the Securities is guaranteed on a senior subordinated basis by the Guarantor (the "Guarantee").

         5.       Optional Redemption.

         The Company may redeem the Securities at any time on or after December 1, 2006 in whole, or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to the redemption date:

         If redeemed during the 12-month period beginning December 1,

                  Year                                  Percentage
                  ----                                  ----------

                  2006 ................................  104.125%
                  2007 ................................  102.750%
                  2008 ................................  101.375%
                  2009 and thereafter .................  100.000%

         In addition, prior to December 1, 2004, the Company may, at its option, use all or a portion of the net proceeds of one or more public equity offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Securities, including any Additional Securities, issued at a redemption price equal to 108.25% of the aggregate principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Securities, including any Additional Securities, issued remains outstanding immediately after giving effect to any such redemption. Notice of any redemption must be mailed within 60 days after the closing date of the applicable public equity offering and in any event not less than 30 nor more than 60 days prior to the applicable redemption date, all in accordance with the requirements of the Indenture.

         As used in the preceding paragraph, "public equity offering" means an underwritten public offering of common stock of the Guarantor pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

         6.       Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its, his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption, provided that, if the Company shall default in the payment of such Security at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Securities.

         7.       Selection for Redemption.

         If less than all of the Securities are to be redeemed, selection of the Securities to be redeemed will be made by the Trustee, if the Securities are listed on a national securities exchange, in accordance with the rules of such exchange, or if the Securities are not so listed, on either a pro rata basis or by lot or by another method that the Trustee deems fair and appropriate in its discretion.

         8.       Subordination.

         The Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company (as defined in the Indenture). The Guarantee will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor (as defined in the Indenture).

         9.       Denominations, Transfer, Exchange.

         The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption. Also, it need not transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed is scheduled.

         10.      Person Deemed Owner.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

         11.      Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company or, if applicable, the Guarantor for payment unless an abandoned property law designates another person.

         12.      Discharge Prior to Redemption or Maturity.

         The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the deposit with the Trustee, within not more than one year prior to the maturity or redemption of the Securities, of funds sufficient for such payment or redemption. In the case of such a deposit, Securityholders must look to the deposited money for payment.

         13.      Amendment, Supplement, Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency; to comply with Article 5 of the Indenture (providing for the assumption of the obligations of the Company or the Guarantor under the Indenture by a successor corporation); to provide for uncertificated Securities in addition to or in place of certificated Securities; or to make any change that does not adversely affect the rights of any Securityholder.

         14.      Successor Corporation.

         When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

         15.      Defaults and Remedies.

         An Event of Default is: (i) failure of the Company or the Guarantor to pay (whether or not prohibited by any subordination provision) interest for 30 days or principal or premium, if any, when due; (ii) failure of the Company or the Guarantor to perform any other covenant under the Indenture for 60 days after receipt of notice from either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities affected; (iii) default in the payment of indebtedness of the Company, the Guarantor or any Subsidiary under the terms of the instrument evidencing or securing such indebtedness permitting the holder thereof to accelerate the payment of in excess of an aggregate of $2,000,000 (increasing to $10,000,000 when all of the indebtedness evidenced by the Company's 8 3/4% Senior Subordinated Notes due 2006, 7 3/4% Senior Subordinated Notes due 2007, 8 1/8% Senior Subordinated Notes due 2009, 8% Senior Subordinated Notes due 2009 and 8 1/4% Senior Subordinated Notes due 2011 has been repaid) in principal amount of such indebtedness (after the lapse of applicable grace periods) or, in the case of non-payment defaults, acceleration of any such indebtedness if such acceleration is not rescinded or annulled within 10 days after such acceleration, provided that, subject to the terms of the Indenture, the term "indebtedness" shall not include an acceleration of or default on certain Non-Recourse Indebtedness (as defined in the Indenture); (iv) entry of a final judgment for the payment of money in an amount in excess of $2,000,000 (increasing to $10,000,000 when all of the indebtedness evidenced by the Company's 8 3/4% Senior Subordinated Notes due 2006, 7 3/4% Senior Subordinated Notes due 2007, 8 1/8% Senior Subordinated Notes due 2009, 8% Senior Subordinated Notes due 2009 and 8 1/4% Senior Subordinated Notes due 2011 has been repaid) against the Company, the Guarantor or any Subsidiary which remains undischarged for a period (during which execution has not been effectively stayed) of 60 days after the date on which the right to appeal has expired, provided the term "final judgment" shall not include a Non-Recourse Judgment unless the book value of all property (net of any previous write-downs or reserves in respect of such property) subject to such Non-Recourse Judgment exceeds the amount of such Non-Recourse Judgment by more than $5,000,000 (increasing to $10,000,000 when all of the indebtedness evidenced by the Company's 8 3/4% Senior Subordinated Notes due 2006, 7 3/4% Senior Subordinated Notes due 2007, 8 1/8% Senior Subordinated Notes due 2009, 8% Senior Subordinated Notes due 2009 and 8 1/4% Senior Subordinated Notes due 2011 has been repaid); (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company or the Guarantor; or (vi) the Guarantee shall for any reason (other than pursuant to its terms) cease to be in full force and effect.

         The Indenture provides that the Trustee will, within 90 days after the occurrence of a Default known to the Trustee, give the Holders notice of the Default (the term "Default" to include the events specified above, without grace or notice), provided that, except in the case of Default in the payment of principal of or premium, if any, or interest on any of the Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Securityholders.

         In case an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company or the Guarantor) occurs and is continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by the Securityholders), may declare the unpaid principal of and accrued and unpaid interest on all the Securities to be due and payable (i) if (a) no Designated Senior Debt of the Company or the Guarantor (as defined in the Indenture) is outstanding, or (b) the Securities are not subordinated to other indebtedness of the Company, immediately, or (ii) if Designated Senior Debt of the Company or the Guarantor is outstanding and the Securities are subordinated to other indebtedness of the Company, upon the earlier of (A) ten days after such Acceleration Notice is received by the Company and (B) the acceleration of any Senior Indebtedness of the Company or the Guarantor. In case an Event of Default arising out of certain events of bankruptcy, insolvency or reorganization with respect to the Company or the Guarantor occurs and is continuing, the outstanding principal of and accrued and unpaid interest on the Securities shall ipso facto become and be due and payable immediately, without declaration or any further act on the part of the Trustee or any Securityholder.

         Such declaration or acceleration and its consequences may be rescinded by Holders of a majority in principal amount of outstanding Securities if all existing Events of Default have been cured and waived (except non-payment of principal or interest that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

         Defaults (except a default in payment of principal of, or premium, if any, or interest on the Securities or a default with respect to a provision which cannot be modified under the terms of the Indenture without the consent of each Securityholder affected) may be waived on behalf of all Holders by the Holders of a majority in principal amount of outstanding Securities upon the conditions provided in the Indenture.

         The Indenture requires the Company and the Guarantor to file periodic reports with the Trustee as to the absence of defaults.

         16.      Trustee, Dealings with Company.

         Bank One Trust Company, NA, a national banking association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Guarantor or their respective affiliates, and may otherwise deal with the Company, the Guarantor or their respective affiliates, as if it were not Trustee.

         17.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         18.      Authentication.

         This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

         19.      Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Toll Brothers, Inc., 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006-4298.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to have this Security purchased by the Company pursuant to
Section 4.06 of the Indenture, check the box [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount: $______

Date:                        Your Signature:
     ------------                           ------------------------------------
                                           (sign exactly as your name appears on
                                            the other side of this Security)

Signature Guarantee:
                    ------------------------------------

Note: Signature(s) must be guaranteed by a member firm of a major stock exchange or a commercial bank or trust company.

                                 ASSIGNMENT FORM

         If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Security to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


              (Insert assignee's social security or tax ID number)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)


and irrevocably appoint


--------------------------------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:                          Your Signature:
     -----------------                        ----------------------------------
                                             (sign exactly as your name appears
                                             on the other side of this Security)

Note: Signature(s) must be guaranteed by a member firm of a major stock exchange or a commercial bank or trust company.

                                    GUARANTEE

         Toll Brothers, Inc. (hereinafter referred to as the "Guarantor," which term includes any successor person under the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed), has unconditionally guaranteed on a senior subordinated basis (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Indenture and the Security all in accordance with the terms set forth in Article 7 of the Indenture and
(ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, to the extent and in the manner provided in Article 7 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and the subordination thereof therein made.

         No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any personal liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

Dated: November 30, 2001

                                           Guarantor

                                           TOLL BROTHERS, INC.


                                           By
                                             ----------------------------------
                                             Joel H. Rassman
                                             Chief Financial Officer

                                           By
                                             ----------------------------------
                                             Joseph R. Sicree
                                             Vice President
                                             Chief Accounting Officer
(Seal)